Exhibit 99.1

Tim Baxter, Former CEO of Samsung Electronics North America and Global Technology Industry Leader, Joins PAVmed Board of Directors

NEW YORK, June 14, 2021 (GLOBE NEWSWIRE) --PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced the appointment of prominent global technology industry leader Tim Baxter, to its Board of Directors. Mr. Baxter will serve as Chair of the Company’s Nomination Committee and as a member of its Audit Committee.

“I am very pleased to welcome Tim Baxter to PAVmed’s Board of Directors,” said Lishan Aklog M.D., PAVmed’s Chairman and Chief Executive Officer. “Mr. Baxter is among the most accomplished and respected executives in the technology industry. His long and distinguished career as a senior global executive at AT&T, Sony and, most recently, at Samsung Electronics, where he was President and CEO, have kept him at the frontlines of technological innovation for over three decades. He shares our passion for leveraging technology in the service of society and has championed the same culture of trust and shared success we have built at PAVmed.”

“I was eager to initiate a dialogue with Dr. Aklog and the PAVmed team after learning about the company’s groundbreaking technologies, unique business model, strong management team, world-class board, and long-term growth potential,” said Mr. Baxter. “I believe that PAVmed’s recent successes at Lucid Diagnostics and the launch of Veris Health epitomize its team’s commitment to introducing disruptive technologies to transform healthcare and save lives. I look forward to contributing to PAVmed’s ongoing success and transformation into a leading global medical technology company.”

“Mr. Baxter brings a global perspective, a focus on long-term strategy, a vast network on the leading-edge of technology, and strong relationships with some of the world’s most innovative companies,” said Dr. Aklog. “I look forward to leveraging his experience in disrupting markets and his strategic guidance as PAVmed and its subsidiaries execute their growth strategies. Lucid’s emerging direct-to-consumer marketing strategy, as well as our newly launched digital health subsidiary, Veris Health, will particularly benefit from his experience, relationships and access to resources – including in electronics, wireless communications, artificial intelligence, digital user interfaces, cloud-based digital platforms, go-to-market strategies and consumer engagement.”

Mr. Baxter spent thirteen years in senior executive roles during a rapid-growth period at Samsung Electronics Co., LTD, the world’s second-largest technology company. He was its first non-Korean-born C-suite executive and rose to become President and Chief Executive Officer, North America – responsible for 6,000 employees and $30 billion in revenue. He was lauded for capitalizing on emerging trends, scaling businesses, building teams, strengthening brand loyalty, deploying emerging technology platforms, and successfully managing unanticipated challenges. Before retiring, he developed the company’s long-term strategic plan for capitalizing on emerging technologies, including 5G, artificial intelligence, cloud-based computing, and Internet of Things (IOT).

Prior to Samsung, Mr. Baxter spent ten years in various senior marketing and general manager roles at Sony Corporation, where he helped navigate the analog to digital shift in its crown jewel television business unit and successfully led all Hollywood studio negotiations in the Blu-Ray packaged media format war win. Earlier in his career, he served in senior sales and marketing roles at AT&T Inc. and Lucent Technologies Inc., where he was instrumental in launching go-to-market plans, lifecycle management as well as building and globalizing its brand for a $1 billion business unit.

Mr. Baxter has served as an industry-wide leader, including as a member of the Executive Board of CTIA, a leading wireless communication industry trade association, and as a Director of the Consumer Electronics Association (CEA), the leading consumer technology association. He currently serves as a Senior Advisor at McKinsey & Co, Operating Partner at Centre Partners Management LLC, a leading middle market private equity firm, Executive Chair of private-equity backed Tastemakers Holdings LLC, a leading developer and marketer of specialty gaming products, Lead Outside Director of First Orion Corp., a technology software company, Advisory Board member of Almo Distribution, the largest independent U.S. distributor of appliances, consumer electronics, professional audio/video equipment, furniture and housewares, and as an advisor to Raxium Inc., a start-up company developing next generation display technology. Mr. Baxter received his undergraduate degree in Marketing and Finance at Roger Williams University and currently serves as Chairman of its Board of Trustees.

Concurrent with Mr. Baxter’s appointment, David Battleman, M.D. has transitioned off the PAVmed Board of Directors, where he has served since his appointment as a debtholder designee in 2017. David Weild IV, who has served as a PAVmed Director since its 2016 IPO, will also be departing upon completion of his term following the Company’s annual shareholder meeting to be held on June 15, 2021.

Dr. Aklog concluded, “on behalf of my board colleagues, our company and shareholders, I would like to express my deepest gratitude to Dr. Battleman and Mr. Weild for their long and distinguished service to this company. They have each made many important contributions during a remarkable period of transformation and growth for the company, while consistently demonstrating a strong commitment to the long-term interests of its shareholders.”

About PAVmed Inc., Lucid Diagnostics Inc. and Veris Health Inc.

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Katie Gallagher / Kristi Bruno

LaVoieHealthScience

(617) 792-3937 / (617) 865-3940

PAVmed@lavoiehealthscience.com